                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 31, 2003

                                ACETO CORPORATION

               (Exact name of registrant as specified in charter)


                  One Hollow Lane, Lake Success, New York 11042
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (516) 627-6000

                                 Not Applicable
         (Former name or former address, if changed since last report.)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Aceto Corporation, a New York corporation ("Aceto" or the "Registrant"), hereby amends its Current Report on Form 8-K filed with the Commission on January 14, 2004 in order to report the financial statements and pro forma financial information required in connection with the Registrant's acquisition of all of the capital stock of Pharma Waldhof Beteilingungs GmbH, and all of the partnership interest of Pharma Waldhof GmbH & Co. KG. Pharma Waldhof Beteilingungs GmbH is the general partner of Pharma Waldhof GmbH & Co. KG.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

See Page F-1 of this report for the audited financial statements of Pharma Waldhof GmbH & Co. KG ("Pharma Waldhof") as of and for the year ended December 31, 2003.

(b)  Pro Forma Financial Information.

See Page F-9 of this report for the unaudited pro forma financial information of Aceto for the year ended June 30, 2003 and the six months ended December 31, 2003.

(c)  Exhibits

23.1  Consent of PKF Pannell Kerr Forster GmbH


                                Aceto Corporation

                           Index to Item 7(a) and (b)

Financial Statements and Pro Forma Financial Information
--------------------------------------------------------

Audited Financial Statements of Acquired Business Pharma Waldhof GmbH & Co. KG,
Mannheim:

  Independent Auditors' Report - PKF Pannell Kerr Forster GmbH         F-1

  Balance Sheet as of December 31, 2003                                F-2

  Income Statement for the period ending December 31, 2003             F-4

  Notes to Financial Statements                                        F-5

Unaudited Pro Forma Financial Information:

  Introduction                                                         F-9

  Unaudited Pro Forma Consolidated Statements of Income
  for the Year ended June 30, 2003 and the Six Months
  ended December 31, 2003                                              F-10

  Notes to Pro Forma Consolidated Financial Statements                 F-12

                          INDEPENDENT AUDITORS' REPORT



To Pharma Waldhof GmbH & Co. KG, Mannheim/Germany:


We have audited the accompanying balance sheet of Pharma Waldhof GmbH & Co. KG as of December 31, 2003, and the related statement of income, notes to the financial statements and management report for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharma Waldhof GmbH & Co. KG, Mannheim, as of December 31, 2003 and the results of their operations for the year then ended in conformity with accounting principles generally accepted in Germany (German GAAP).


Duisburg/Germany, March 12, 2004



                        /s/ PKF Pannell Kerr Forster GmbH
                        ---------------------------------
                          PKF Pannell Kerr Forster GmbH
                         Wirtschaftsprufungsgesellschaft

                     Pharma Waldhof GmbH & Co. KG, Mannheim
                      Balance Sheet as of December 31, 2003
                                   (In Euros)


ASSETS

A.   Fixed assets

     I.   Intangible assets

          Software                                               738,00

     II.  Tangible assets

          Operational and office equipment                     8.401,61
                                                         --------------
                                                               9.139,61
B.  Current Assets

     I.   Inventory Merchandise                            1.523.982,73

     II.  Receivables and other assets

          1.   Trade receivables                             759.610,53

          2.   Receivables from affiliated
               enterprises (thereof from
               shareholders(euro)0,00)                             0,00

          3.   Other assets (thereof with a
               remaining term of more than
               one year(euro)144.283)                        244.761,51
                                                         --------------
                                                           1.004.372,04

     III. Cash-in-hand, bank balances                        307.894,88
                                                         --------------
                                                           2.836.249,65
                                                         --------------
                                                           2.845.389,26
                                                         --------------

                     Pharma Waldhof GmbH & Co. KG, Mannheim
                      Balance Sheet as of December 31, 2003
                                   (In Euros)

EQUITY AND OTHER LIABILITIES


A.   Equity

     1.   General partner's capital                                    0,00
     2.   Limited partner's capital                              255.645,94
                                                             --------------
                                                                 255.645,94

B.   Accruals

     1.   Accruals for pensions                                  220.568,00
     2.   Tax accruals                                           294.735,00
     3.   Other accruals                                         490.000,00
                                                             --------------
                                                               1.005.303,00

C.   Liabilities

     1.   Trade payables
          (thereof due within
          one year(euro)175.496,20)                              175.496,20

     2.   Payables to affiliated enterprises
          (thereof due to shareholders
          (euro)1.274.899,70)
          (thereof due within one year
          (euro)1.274.899,70)                                  1.274.899,70

     3.   Other liabilities
          (thereof due within one year
          (euro)134.044,42)
          (thereof from taxes
          (euro)57.162,62)
          (thereof relating to social security
          (euro)25.882,11)                                       134.044,42
                                                             --------------
                                                               1.584.440,32
                                                             --------------
                                                               2.845.389,26
                                                             --------------

                     Pharma Waldhof GmbH & Co. KG, Mannheim
                     Income Statement for the period ending
                                December 31, 2003
                                   (In Euros)


     1.   Sales                                                8.554.636,11
     2.   Other operating income                                 428.162,84
                                                             --------------
                                                               8.982.798,95

     3.   Cost of materials

          a)   Cost of good sold                               3.577.779,49
          b)   Cost of purchased services                         59.245,75
                                                             --------------
                                                               3.637.025,24
                                                             --------------
                                                               5.345.773,71

     4.   Personnel expenses

          a)   Wages and salary                                  853.917,71
          b)   Social security, pension
               and other benefits
               (thereof relating to pension
               (euro)47.000,02)                                  156.655,91
                                                             --------------
                                                               1.010.573,62
     5.   Depreciation of intangible and
          tangible fixed assets                                    9.558,33

     6.   Other operating expenses                               950.176,86
                                                             --------------
                                                               3.375.464,90

     7.   Other interest and similar
          income
          (thereof from affiliated
          enterprises(euro)44.061,53)                             44.841,48

     8.   Interest and similar expenses
          (thereof to affiliated enterprises
          (euro)2.675,48)                                          2.680,12
                                                             --------------
                                                                  42.161,36
                                                             --------------

     9.   RESULTS FROM ORDINARY ACTIVITIES                     3.417.626,26

    10.   Taxes on income                                        625.000,00
                                                             --------------

    11.   NET INCOME FOR THE YEAR                              2.792.626,26

                     Pharma Waldhof GmbH & Co. KG, Mannheim
             Notes to the Financial Statements for the period ending
                                December 31, 2003
                                   (in Euros)


GENERAL EXPLANATIONS

GENERAL PARTNER

General unlimited partner as of December 31, 2003 is Pharma Waldhof Beteiligungs GmbH, Mannheim, without any capital contribution.

LIMITED PARTNER

Only limited partner is Corange Deutschland Holding GmbH, Mannheim, with a capital contribution amounting to (euro)255.645,94. The capital contribution is fully paid in.

GROUP AFFILIATION

The Company is affiliated to the Group of Roche Holding AG, Basel/Switzerland. It belongs to the subgroup of Roche Deutschland Holding GmbH, Grenzach-Wyhlen, or to its subholding Corange Deutschland Holding GmbH, Mannheim. The financial statements of Corange Deutschland Holding GmbH, Mannheim, will be filed with the commercial register at local court Mannheim, Section B, No. 6475. The consolidated financial statement of Roche Holding AG, Basel/Switzerland, is disclosed in Switzerland.

MANAGEMENT BOARD

Only the general partner - Pharma Waldhof Beteiligungs GmbH, Mannheim - is authorized and obligated to perform management functions and to represent the Company.

The following gentlemen were registered managers of the general partner during the reporting year:

        Ulf Bender, Willich;  Pharmaceutical Businessman

        Dr. Claus Schneider, Eppelheim;  Chemist (until December 12, 2003)

The change on the management board is based on the shareholders' resolution of December 12, 2003. The corresponding filing has not been made with the commercial register as of balance sheet date.

                     Pharma Waldhof GmbH & Co. KG, Mannheim
             Notes to the Financial Statements for the period ending
                                December 31, 2003
                                   (in Euros)

EXPLANATIONS TO THE BALANCE SHEET

FIXED ASSETS
Intangible and tangible assets are stated at acquisition costs less scheduled depreciation. Depreciation expenses are computed according to the straight-line method, the basic useful life ranges from three to thirteen years. Additions of movable assets in the first half of the year will be depreciated by the full annual depreciation amount, additions in the second half of the year will be depreciated by the half annual depreciation amount. Low value assets are fully depreciated in the year of acquisition.

INVENTORIES
The inventories are stated at acquisition costs taking into account the principle of lower of cost or market. All noticeable risks due to above average time of storage, diminished utilization or lower replacement costs are covered by reasonable allowances. In the reporting year individual allowances amounting to (euro)561 have been set up. The general risk related to stockkeeping has been accounted for by setting up a lump sum allowance amounting to 2,5% of the stock value.

RECEIVABLES AND OTHER ASSETS
Receivables, trade receivables and other assets are stated at face value less necessary allowances.

The general bad debt risk is accounted for by setting up a lump sum allowance of 4% for foreign receivables and of 2,5% for domestic receivables. The allowance is set up for amounts not insured (retained amount).

Receivables denominated in foreign currencies are stated based on monthly average foreign exchange rates. Losses due to foreign exchange rate fluctuations are accounted for as of balance sheet date.

CASH-IN-HAND, BANK BALANCES
Deposits denominated in foreign currencies are calculated into EURO based on the average exchange rate as of balance sheet date.

CAPITAL SHARE
The complete capital share equals the contributed capital of the limited partners. The general partner has not made any capital contributions.

ACCRUALS
Pension accruals were computed in accordance with Article 6a EStG (German Income Tax Law) using an interest rate of 6 %.

The accruals consider all obligations, risks and losses which became evident until the preparation of the annual financial statements and which are determined according to sound business judgement. Other accruals were mainly set up for invoices not yet received, personnel costs such as bonus, remuneration of employees, warranties, and research and development cost.

                     Pharma Waldhof GmbH & Co. KG, Mannheim
             Notes to the Financial Statements for the period ending
                                December 31, 2003
                                   (in Euros)

LIABILITIES
Liabilities are disclosed at the repayable amount.

Payables denominated in foreign currencies are stated based on monthly average foreign exchange rates. Losses due to foreign exchange rate fluctuations are accounted for as of balance sheet date.

Payables due to affiliated companies comprise the available shares in profits shown on the capital account of Corange Deutschland Holding GmbH, Mannheim, and offset current receivables. This position can analysed as below:

Profit of the reporting year                                   2.793
Cash pool-receivables and running clearing                    -1.518
                                                              ------
                                                               1.275

As of December 31, 2003 all accounts receivable and all amounts payable have been offset as they have the same maturity due to the change of the shareholder.

EXPLANATIONS TO PROFIT AND LOSS STATEMENT
The profit and loss statement is based on the full-cost method.

OTHER OPERATING INCOME
The other operating income comprises mainly the release of accruals and foreign exchange gains.

OTHER OPERATING EXPENSES
The other operating expenses mainly consist of storage and transportation costs, service cost for using office space, IT and telecommunication, payroll accounting, and foreign exchange losses.

OTHER EXPLANATION AND INFORMATION

OTHER FINANCIAL COMMITMENTS
As of December 31, 2003 commitments related to lease contracts amount to
(euro)10.

NUMBER OF EMPLOYEES
The annual average number of employees was 9.

DISCUSSION OF MATERIAL DIFFERENCES TO US GAAP
All variations in accounting principles, practices and methods used in preparing the financial statements from the principles, practices and methods generally accepted in the United States have been found immaterial.

Mannheim, January 9, 2004

Pharma Waldhof Beteiligungs GmbH
as general partner of Pharma Waldhof GmbH & Co. KG

Management board

                                              Pharma Waldhof GmbH & Co. KG, Mannheim
                                           Fixed Assets Movement Schedule for the Period
                                               January 1, 2003 to December 31, 2003
                                                            (In Euros)


                             Acquisition Costs                             Depreciation                   Net Book Value
                             -----------------                             ------------                   --------------
                    01.01.2003    Additions    31.12.2003      01.01.2003     Additions    31.12.2003        31.12.2003
                    ----------    ---------    ----------      ----------     ---------    ----------        ----------
Intangible
 assets

Software              1.478,00         0,00      1.478,00         247,00          493,00       740,00           738,00

Tangible
 assets

Operational
 and office
 equipment           47.528,79     2.715,80     50.244,59      32.777,65        9.065,33    41.842,98         8.401,61
                     ---------     --------     ---------      ---------        --------    ---------         --------
                     49.006,79     2.715,80     51.722,59      33.024,65        9.558,33    42.582,98         9.139,61






                                                                 F-8

(b)  Pro Forma Financial Information

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                 (In thousands)

On December 31, 2003, Aceto Corporation ("Aceto" or the "Company"), through its wholly owned subsidiary Aceto Holding GmbH ("Aceto Holding"), acquired from Corange Deutschland Holding GmbH ("Seller"), a corporation formed under the laws of Germany, all of the capital stock of Pharma Waldhof Beteiligungs GmbH and all of the partnership interest of Pharma Waldhof GmbH & Co. KG. (collectively "Pharma Waldhof").

The purchase price for the capital stock of Pharma Waldhof Beteilingungs GmbH was $30. The purchase price for the partnership interest of Pharma Waldhof GmbH & Co. KG was $2,970. These payments were made at the end of December 2003. Additionally, the Company is to pay the Seller an amount equal to certain acquired accounts receivable, other receivables, inventory, inventory in transit, and cash on hand less certain accounts payable and other liabilities, which is estimated to be $321.

The following unaudited pro forma consolidated financial statements were prepared to illustrate the estimated effects of Aceto's acquisition of Pharma Waldhof. The unaudited pro forma consolidated statement of income for the year ended June 30, 2003 is derived from Aceto's historical results for the year ended June 30, 2003 and Pharma Waldhof's historical results for the twelve-month period ended June 30, 2003, giving the effect to the transactions as if they occurred as of July 1, 2002, the first day of Aceto's most recently completed year-end. The unaudited pro forma consolidated statement of income for the six months ended December 31, 2003 is derived from Aceto's historical results for the six months ended December 31, 2003 and Pharma Waldhof's historical results for the six months ended December 31, 2003, also giving effect to the transactions as if they occurred as of July 1, 2002.

The pro forma adjustments are based upon available information and certain assumptions that Aceto believes are reasonable under the circumstances. The unaudited pro forma consolidated financial statements do not purport to be indicative of the operating results that would have been achieved had the acquisition taken place on the dates indicated or the results that may be obtained in the future.

The pro forma consolidated statements are based on, and should be read in conjunction with, the audited consolidated financial statements and the unaudited interim consolidated financial statements, including the notes thereto, of Aceto as previously filed and the Pharma Waldhof audited financial statements, included herein. The pro forma adjustments related to the purchase price allocation of the Pharma Waldhof acquisition are preliminary and based on information obtained to date that is subject to revision as additional information becomes available.

Pharma Waldhof entered into a supply agreement effective January 1, 2004 which will increase the future cost of certain products sold by Pharma Waldhof. The effect of the supply agreement is not reflected in the unaudited pro forma financial statements. If the supply agreement had been in place for the twelve months ended June 30, 2003 and the six months ended December 31, 2003, the cost of goods sold would have increased approximately by $750 and $375, respectively.

                                                     ACETO CORPORATION
                                   Unaudited Pro Forma Consolidated Statement of Income
                                             for the year ended June 30, 2003
                                         (In thousands, except per share amounts)

                                                                                      Pro Forma
                                                    Aceto       Pharma Waldhof(A)    Adjustments     Pro Forma
                                                    -----       -----------------    -----------     ---------
Net sales                                         $271,276            $ 9,108           $   -         $280,384
Cost of sales                                      225,980              4,062               -          230,042
                                                  --------            -------           -----         --------
  Gross profit                                      45,296              5,046               -           50,342

Selling, general and administrative
  expenses                                          32,359              1,811             356(C)        34,526
                                                  --------            -------           -----         --------
Operating income                                    12,937              3,235            (356)          15,816

Other income (expense):
  Interest expense                                    (284)                 -               -             (284)
  Interest and other income                            713                 36             (33)(D)          716
                                                  --------            -------           -----         --------

                                                       429                 36             (33)             432
                                                  --------            -------           -----         --------
Income before income taxes and cumulative
  effect of accounting change                       13,366              3,271            (389)          16,248
Provision for income taxes                           3,898                635             (76)(E)        4,457
                                                  --------            -------           -----         --------
Income before cumulative effect of
  accounting change                                  9,468              2,636            (313)          11,791
Cumulative effect of accounting change               1,873                  -               -            1,873
                                                  --------            -------           -----         --------
Net income                                        $  7,595            $ 2,636           $(313)        $  9,918
                                                  ========            =======           =====         ========

Basic income per common share:
Income before accounting change                   $   0.64                                            $   0.80
Cumulative effect of accounting change                0.13                                                0.13
                                                  --------                                            --------

Net income                                        $   0.51                                            $   0.67
                                                  ========                                            ========

Diluted income per common share:
Income before accounting change                   $   0.62                                            $   0.77
Cumulative effect of accounting change                0.12                                                0.12
                                                  --------                                            --------

Net income                                        $   0.50                                            $   0.65
                                                  ========                                            ========

Weighted average shares outstanding:
  Basic                                             14,864                                              14,864
  Diluted                                           15,175                                              15,175


See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.

                                                           F-10

                                               ACETO CORPORATION
                             Unaudited Pro Forma Consolidated Statement of Income
                                  for the six months ended December 31, 2003
                                   (In thousands, except per share amounts)


                                                                    Pharma      Pro Forma
                                                      Aceto       Waldhof (B)  Adjustments    Pro Forma
                                                      -----       -----------  -----------    ---------

Net sales                                            $141,539        $4,554       $   -        $146,093
Cost of sales                                         116,271         1,950           -         118,221
                                                     --------        ------       -----        --------
  Gross profit                                         25,268         2,604           -          27,872

Selling, general and administrative
 expenses                                              17,458           948         178(C)       18,584
                                                     --------        ------       -----        --------
Operating income                                        7,810         1,656        (178)          9,288

Other income (expense):
  Interest expense                                        (68)            -           -             (68)
  Interest and other income                               888           147         (17)(D)       1,018
                                                     --------        ------       -----        --------
                                                          820          147          (17)            950
                                                     --------        ------       -----        --------

Income before income taxes                              8,630         1,803        (195)         10,238

Income taxes                                            2,548           372         (41)(E)       2,879
                                                     --------        ------       -----        --------
Net income                                           $  6,082        $1,431       $(154)       $  7,359
                                                     ========        ======       =====        ========
Net income per common share:
 Basic                                               $   0.39                                  $   0.47
                                                     ========                                  ========
 Diluted                                             $   0.38                                  $   0.46
                                                     ========                                  ========

Weighted average shares outstanding:
 Basic                                                 15,711                                    15,711
 Diluted                                               16,125                                    16,125



See accompanying notes to the Unaudited Pro Forma Consolidated Financial Statements.


                                                     F-11

                                ACETO CORPORATION
       Notes to the Unaudited Pro Forma Consolidated Financial Statements
                                 (In thousands)


A consolidated unaudited pro forma balance sheet was not included in this filing as the acquisition was previously reported in the December 31, 2003 Form 10-Q of Aceto and in accordance with Rule S-X 11-02(c).

A. Reflects the historical operating results of Pharma Waldhof for the twelve month period ended June 30, 2003. Pharma Waldhof's most recently completed year-end was December 31, 2003. In order to conform to Aceto's June 30, 2003 year-end, the financial statements for Pharma Waldhof were derived by removing the 6 months ended December 31, 2003 from Pharma Waldhof's year ended December 31, 2003 and adding the six months ended December 31, 2002.

B. Reflects the historical operating results of Pharma Waldhof for the six months ended December 31, 2003.

C. Reflects amortization of identifiable intangible assets utilizing estimated amortization periods. The purchase price for Pharma Waldhof was allocated to the acquired assets and assumed liabilities based on the fair values as of the date of the acquisition. The excess of the fair value of the net identifiable assets acquired over the purchase price paid represented goodwill of approximately $265. This preliminary purchase price allocation was determined with assistance from a third-party valuation firm. The preliminary purchase price and purchase price allocation of the acquisition are as follows:

Purchase price paid
     Cash, including estimated transaction expenses                  $3,386
                                                                     ------
Purchase price allocation
     Accounts receivable ........................................       954
     Inventory...................................................     1,914
     Identifiable intangible assets..............................     2,800
     Cash........................................................       387
     Other receivables...........................................       307
     Fixed assets................................................        11
     Liabilities assumed ........................................    (3,252)
                                                                     ------

     Total allocation                                                 3,121
                                                                     ------
Excess purchase price over identifiable
     assets and liabilities                                          $  265
                                                                     ------

With assistance from the third party valuation firm, we have preliminarily estimated that the purchase price for the Pharma Waldhof acquisition exceeded the fair value of the net tangible assets acquired by approximately $3,100. We have preliminarily allocated approximately $450 to trademarks, $350 to a non-compete agreement, $2,000 to customer relationships and $265 to goodwill. The unaudited pro forma financial statement of income reflects adjustments which are based upon preliminary estimates of the allocation of the purchase price to the acquired Pharma Waldhof assets. The final allocation of the purchase price, which may be significantly different from the current estimate, will be based upon appraisals prepared by the third-party valuation firm and a comprehensive final evaluation of the fair value of the acquired intangible and tangible assets and liabilities as of the closing date of the acquisition. The final determination of tangible assets and intangible assets and their related estimated useful lives may result in depreciation and amortization expenses that are different than the preliminary estimates of these amounts.

D. Reflects the loss of interest income as a result of the cash payment of approximately $3,386 that was used to purchase the Pharma Waldhof business.

E. Reflects the income tax effect of increased expenses at the historical Pharma Waldhof effective tax rate, which approximates the statutory rate applicable for its current legal structure.

                                                                    Exhibit 23.1

CONSENT OF THE INDEPENDENT AUDITOR

We hereby consent to the use in the relevant form 8K/A of our Report dated March 12, 2004 relating to the Financial Statements of Pharma Waldhof GmbH & Co. KG, Mannheim/Germany as per December 31, 2003.

/s/ PKF Pannell Kerr Forster GmbH
---------------------------------
PKF Pannell Kerr Forster GmbH                                     March 12, 2004
Wirtschaftsprufungsgesellschaft
Duisburg/Germany,

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     ACETO CORPORATION
                                                     -----------------
                                                        Registrant)



                                                By:/s/ Leonard S. Schwartz
                                                   ------------------------
                                                         (Signature)
                                                  Leonard S. Schwartz,
                                               Chairman, CEO, and President

Dated: March 15, 2004